COMMERCIAL LEASE

THIS LEASE is made the 15th day of December, 2006,

BETWEEN:

LORRAINE SALCICCIOLI
an individual resident in
the Province of Ontario

(hereinafter referred to as the “Landlord”)

- and -

PRINTING COMPONENTS INC.
a corporation incorporated pursuant to
the laws of the State of Nevada

(hereinafter referred to as the “Tenant”)

       WHEREAS the Landlord is the owner of the multi-unit building, having commercial rental space, known municipally as 2795 Barton Street East, Hamilton, Ontario (the “Building”);

       NOW THEREFORE in consideration of the rents reserved and the covenants and provisions herein contained, the Landlord and the Tenant agree as follows:

1.

The Landlord hereby demises and leases to the Tenant a single office located within Unit 5 on the second floor of the Building, having an area of approximately 200 square feet (the “Leased Premises”), for and during the Term specified below.

2.	Included with the demise of the Leased Premises shall be the right and entitlement to the use of washroom facilities and kitchen facilities, in common with any other occupants of Unit 5.

3.

The term of this Lease shall for a period of one (1) year (the “Term”), commencing on the 15th day of December, 2006 (the “Lease Commencement Date”), and ending on the 14th day of December, 2007 (the “Lease Ending Date”).

4.

For and during the Term, the Tenant shall pay the monthly amount of $500.00, plus all applicable goods and services tax (“GST”) to the Landlord as rent (“Rent”), in advance, on the 15th day of each month, commencing on the Lease Commencement Date.

5.	The Leased Premises shall be used for office space, and for no other use whatsoever.

6.	The Tenant covenants and agrees to pay Rent as provided for in this Lease.

7.	The Tenant may arrange for telephone service in its own name, and shall promptly pay when due, directly to such telephone service provider, all rates and charges for same.

8.	The Landlord covenants and agrees to maintain the Building and the Leased Premises in a condition suitable for occupancy by the Tenant.

9.

The Landlord covenants and agrees to pay all other costs associated with the Building and the Leased Premises, including but not limited to, realty taxes, utilities, maintenance, repair, and fire insurance premiums. The Landlord covenants and agrees to maintain fire insurance on the Building in such amounts as the Landlord deems reasonable from time to time.

10.

If the Tenant desires fire insurance coverage for its own contents and chattels, it shall be required to obtain its own insurance at its own cost, and acknowledges that the Landlord’s policy does not cover the Tenant’s contents.

11.	The Landlord may terminate this Lease and re-enter the Leased Premises upon the non- payment of any Rent, in the manner provided for in the Commercial Tenancies Act (Ontario).

12.

This Lease shall be binding on and inure to the benefit of the Landlord, the Tenant, and their respective heirs, executors, administrators, estate trustees, legal representative, successors and permitted assigns.

13.	This Lease shall be governed by, construed, and enforced in accordance with the laws of the Province of Ontario.

14.

This Lease constitutes the entire agreement between the parties with respect to the Lease of the Leased Premises. There are no oral, verbal or collateral terms, conditions, covenants, representations, or warranties.

15.	Where this Lease is silent, the provisions of the Commercial Tenancies Act (Ontario) shall apply.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first noted above.

SIGNED, SEALED AND DELIVERED	)
)
)
)
DENNIS BRETHISFORD	)	LORRAINE SALCICCIOLI
Witness	)	Lorraine Salciccioli
)
	)	PRINTING COMPONENTS INC.
)
)
)
	)	Per: HERBERT ADAMS
	)	Herbert Adams, President